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                                                                    Exhibit 24.1

                               POWER OF ATTORNEY

     Each person whose name is signed hereto has made, constituted and appointed, and does hereby make, constitute and appoint, WILLIAM P. ECKMAN as his true and lawful attorney, for him and in his name, place and stead to affix, as attorney-in-fact, his signature as a director or officer or both, as the case may be, of GEO Specialty Chemicals, Inc., an Ohio corporation ("GEO"), to GEO's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 and any and all amendments or modifications to such annual report to be filed with the Securities and Exchange Commission, giving and granting unto such attorney-in-fact full power and authority to do and perform every act and thing whatsoever necessary to be done in connection with any such filing, as fully as he might or could do if personally present, hereby ratifying and confirming all that such attorney-in-fact shall lawfully do or cause to be done by virtue hereof.

     In witness whereof, this Power of Attorney, which may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same instrument, has been signed on March 27, 2000.



/s/ George P. Ahearn       President and Chief Executive Officer;
-----------------------    Principal Executive Officer; Director
George P. Ahearn


/s/ William P. Eckman      Executive Vice President; Chief Financial Officer;
-----------------------    Principal Financial and Accounting Officer; Director
William P. Eckman


/s/ Anatole G. Penchuk     Director
-----------------------
Anatole G. Penchuk


/s/ George W. Rapp, Jr.    Director
-----------------------
George W. Rapp, Jr.


/s/ A. Elliott Archer      Director
-----------------------
A. Elliott Archer